EXHIBIT 4.5


                               OMNIBUS INSTRUMENT

                                 WITH REGARD TO

                   HARTFORD LIFE GLOBAL FUNDING TRUST 2005-102

        WHEREAS, the parties named herein desire to enter into certain Issuance Documents, each such document dated as of the date specified in this Omnibus Instrument relating to the issuance by Hartford Life Global Funding Trust 2005-102 (the "Trust") of Hartford Life Global Funding Trust 2005-102 Notes (the "Notes") with the terms specified in the Pricing Supplement attached to this Omnibus Instrument as Exhibit A (the "Pricing Supplement") to investors under Hartford Life's secured notes program;

        WHEREAS, the Trust will be organized under and its activities will be governed by (i) the provisions of the Trust Agreement (set forth in Section A of this Omnibus Instrument), dated as of August 11, 2005 (the "Formation Date") by and between the parties thereto indicated in Section E herein, and (ii) the certificate of trust of the Trust;

        WHEREAS, the Notes will be issued pursuant to the Indenture (set forth in Section B of this Omnibus Instrument), dated as of August 18, 2005 (the "Issuance Date"), by and between the parties thereto indicated in Section E herein;

        WHEREAS, the sale of the Notes will be governed by the Distribution Agreement (set forth in Section C of this Omnibus Instrument), dated as of the Formation Date, by and between the parties thereto indicated in Section E herein; and

        WHEREAS, certain agreements relating to the Notes and the funding agreement identified in the Pricing Supplement (the "Funding Agreement") are set forth in the Coordination Agreement (set forth in Section D of this Omnibus
Instrument), dated as of the Formation Date, by and among the parties thereto indicated in Section E herein.

        All capitalized terms used herein and not otherwise defined will have the meanings set forth in the Indenture. This Omnibus Instrument is executed as of the Formation Date.

        NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as set forth herein.

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


                                    SECTION A

                                 TRUST AGREEMENT

        THIS TRUST AGREEMENT, dated as of the Formation Date, is entered into by and among AMACAR Pacific Corp., a Delaware corporation, as administrator (in such capacity, the "Administrator") and as trust beneficial owner (in such capacity, the "Trust Beneficial Owner") and Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee").

                              W I T N E S S E T H:
                              -------------------

        WHEREAS, the Trust Beneficial Owner, the Administrator and the Delaware Trustee desire to establish a statutory trust organized pursuant to the Delaware Statutory Trust Act for the purpose of issuing Notes to investors which will be secured, and payments with respect to which will be funded, solely by the assets held in the Trust (as defined in this Omnibus Instrument), the proceeds of which will be used to purchase the Funding Agreement;

        WHEREAS, the Trust Beneficial Owner, the Administrator and the Delaware Trustee desire to authorize the issuance of a Trust Beneficial Interest and the Notes in connection with the entry into this Trust Agreement and the Indenture;

        WHEREAS, all things necessary to make this Trust Agreement a valid and legally binding agreement of the Trust Beneficial Owner, the Administrator and the Delaware Trustee, enforceable in accordance with its terms, have been done;

        WHEREAS, the parties intend to provide for, among other things, (i) the issuance and sale of the Notes (pursuant to the Indenture and the Distribution Agreement) and the Trust Beneficial Interest, (ii) the use of the proceeds of the sale of the Notes and Trust Beneficial Interest to acquire the Funding Agreement and (iii) all other actions deemed necessary or desirable in connection with the transactions contemplated by this Trust Agreement; and

        WHEREAS, the parties hereto desire to incorporate by reference those certain Standard Trust Agreement Terms, filed as Exhibit 4.7 to the Registration Statement dated March 18, 2005, filed with the Securities Exchange Commission by Hartford Life (the "Standard Trust Agreement Terms") and all capitalized terms not otherwise defined in this Omnibus Instrument shall have the meaning set forth in the Standard Trust Agreement Terms (the Standard Trust Agreement Terms and this Trust Agreement, collectively, the "Trust Agreement").

        NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as follows:

        PART 1. AGREEMENT TO BE BOUND. The Delaware Trustee, the Administrator and the Trust Beneficial Owner each hereby agrees to be bound by all of the terms, provisions and agreements set forth herein, with respect to all matters contemplated herein, including, without limitation, those relating to the issuance of the Notes.

        PART 2. INCORPORATION BY REFERENCE. All terms, provisions and agreements of the Standard Trust Agreement Terms (except to the extent expressly modified herein) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. To the extent that the terms set forth herein are inconsistent with the terms of the Standard Trust Agreement Terms, the terms set forth herein shall apply.

                   Hartford Life Global Funding Trust 2005-102
                               Omnibus Instrument
                                        1

        PART 3. NAME. The Trust created and governed by this Trust Agreement shall be designated as indicated in this Omnibus Instrument, as such name may be modified from time to time by the Delaware Trustee following written notice to the Trust Beneficial Owner.

        PART 4. INITIAL CAPITAL CONTRIBUTION AND OWNERSHIP. The Trust Beneficial Owner has paid to, or to an account at the direction of, the Delaware Trustee, on the date hereof, the sum of $15 (or, if the Trust issues Notes at a discount, the product of $15 and the issue price (expressed as a percentage of the original principal amount of the Notes)). The Delaware Trustee hereby acknowledges receipt in trust from the Trust Beneficial Owner, as of the date hereof, of the foregoing contribution, which shall be used along with the proceeds from the sale of the Notes to purchase the Funding Agreement. Upon the creation of the Trust and the registration of the Trust Beneficial Interest in the Securities Register by the Registrar (as defined in the Standard Trust Agreement Terms) in the name of the Trust Beneficial Owner, the Trust Beneficial Owner shall be the sole beneficial owner of the Trust.

        PART 5. ACKNOWLEDGMENT. The Delaware Trustee, on behalf of the Trust, expressly acknowledges its duties and obligations set forth in Section 2.07 of the Standard Trust Agreement Terms incorporated herein.

        PART 6. ADDITIONAL TERMS. For purposes of Section 10.03 of the Standard Trust Agreement Terms, the address of the Indenture Trustee shall be:

                Law Debenture Trust Company of New York
                767 Third Avenue
                New York, New York 10017
                Attention: Daniel Fisher
                Facsimile: (212) 750-1361

With a copy to JPMorgan Chase Bank, N.A., at:

                JPMorgan Chase Bank, N.A.
                4 New York Plaza, 15th Floor
                New York, New York 10004
                Attention: Institutional Trust Services
                Facsimile: (212) 623-6167

        PART 7. OMNIBUS INSTRUMENT; EXECUTION AND INCORPORATION OF TERMS. The parties to this Trust Agreement will enter into this Trust Agreement by executing the Omnibus Instrument. By executing the Omnibus Instrument, the Delaware Trustee, the Trust Beneficial Owner and the Administrator hereby agree that this Trust Agreement will constitute a legal, valid and binding agreement between the Delaware Trustee, the Trust Beneficial Owner and the Administrator as of the date specified in the Omnibus Instrument. All terms relating to the Trust or the Notes not otherwise included in this Trust Agreement will be as specified in the Omnibus Instrument or Pricing Supplement as indicated herein.

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                   Hartford Life Global Funding Trust 2005-102
                               Omnibus Instrument

                                    SECTION B

                                    INDENTURE

        THIS INDENTURE, dated as of the Issuance Date, is entered into by and among Law Debenture Trust Company of New York as Indenture Trustee, and JPMorgan Chase Bank, N.A., ("JPMorgan") as registrar, transfer agent, paying agent and calculation agent and the Trust (as defined in this Omnibus Instrument).

                              W I T N E S S E T H:
                              -------------------

        WHEREAS, the Trust has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes (as defined in this Omnibus Instrument);

        WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Trust and the other parties to this Indenture, enforceable in accordance with its terms, have been done, and the Trust proposes to do all things necessary to make the Notes, when executed and authenticated and delivered pursuant hereto, valid and legally binding obligations of the Trust as hereinafter provided; and

        WHEREAS, the parties hereto desire to incorporate by reference those certain Standard Indenture Terms, filed as Exhibit 4.1 to the Registration Statement dated March 18, 2005 filed with the Securities Exchange Commission by Hartford Life (the "Standard Indenture Terms") and all capitalized terms not otherwise defined in this Omnibus Instrument shall have the meaning set forth in the Standard Indenture Terms (the Standard Indenture Terms and this Indenture, collectively, the "Indenture").

        NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as follows:

        PART 1. AGREEMENT TO BE BOUND. The Trust, the Indenture Trustee and JPMorgan each hereby agrees to be bound by all of the terms, provisions and agreements set forth herein, with respect to all matters contemplated herein, including, without limitation, those relating to the issuance of the Notes.

        PART 2. INCORPORATION BY REFERENCE. All terms, provisions and agreements of the Standard Indenture Terms (except to the extent expressly modified herein) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. To the extent that the terms set forth herein are inconsistent with the terms of the Standard Indenture Terms, the terms set forth herein shall apply.

        PART 3. DESIGNATION OF THE NOTES. The Notes issued pursuant to this Indenture shall be designated as specified in this Omnibus Instrument.

        PART 4. ADDITIONAL TERMS. For avoidance of doubt, with respect to the Notes, Law Debenture Trust Company of New York is the Indenture Trustee and JPMorgan Chase Bank, N.A., is the Registrar, Transfer Agent, Paying Agent and Calculation Agent.

For purposes of Section 7.11 of the Indenture, the number "$250,000,000" shall be changed to "$50,000,000".

                   Hartford Life Global Funding Trust 2005-102
                               Omnibus Instrument

For purposes of Section 1.05 of the Indenture, the address of the Indenture Trustee shall be:

                Law Debenture Trust Company of New York
                767 Third Avenue
                New York, New York 10017
                Facsimile: (212) 750-1361
                Attention: Daniel Fisher

        PART 5. OMNIBUS INSTRUMENT; EXECUTION AND INCORPORATION OF TERMS. The parties to this Indenture will enter into this Indenture by executing the Omnibus Instrument. By executing the Omnibus Instrument, the Trust, the Indenture Trustee and JPMorgan hereby agree that this Indenture will constitute a legal, valid and binding agreement among the Trust, the Indenture Trustee and JPMorgan as of the date specified in the Omnibus Instrument. All terms relating to the Trust or the Notes not otherwise included in this Indenture will be as specified in the Omnibus Instrument or Pricing Supplement as indicated herein.

                   Hartford Life Global Funding Trust 2005-102
                               Omnibus Instrument

                                    SECTION C

                             DISTRIBUTION AGREEMENT

        THIS DISTRIBUTION AGREEMENT, dated as of the Formation Date, is entered into by and among each Agent specified in the Pricing Supplement as Agent(s), (each an "Agent"), Hartford Life Insurance Company, a Connecticut insurance company ("Hartford Life") and the Trust (as defined in this Omnibus Instrument).

                              W I T N E S S E T H:
                              -------------------

        WHEREAS, the Trust has entered into the Indenture, dated as of the date hereof by and among the Trust, Law Debenture Trust Company of New York as indenture trustee (the "Indenture Trustee") and JPMorgan Chase Bank, N.A., as paying agent, registrar, transfer agent and calculation agent to provide for the issuance by the Trust of the Notes (as defined in this Omnibus Instrument);

        WHEREAS, all things necessary to make this Distribution Agreement a valid and legally binding agreement of the Trust and the other parties to this Distribution Agreement, enforceable in accordance with its terms, have been done, and the Trust proposes to do all things necessary to make the Notes, when executed by the Trust and authenticated and delivered pursuant hereto and the Indenture, valid and legally binding obligations of the Trust as hereinafter provided; and

        WHEREAS, the parties hereto desire to incorporate by reference those certain Standard Distribution Agreement Terms, filed as Exhibit 1.1 to the Registration Statement dated March 18, 2005 filed with the Securities Exchange Commission by Hartford Life (the "Standard Distribution Agreement Terms") and all capitalized terms not otherwise defined in this Omnibus Instrument shall have the meaning set forth in the Standard Distribution Agreement Terms (the Standard Distribution Agreement Terms and this Distribution Agreement, collectively, the "Distribution Agreement").

        NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as follows:

        PART 1. AGREEMENT TO BE BOUND. The Agent(s), Hartford Life and the Trust each hereby agrees to be bound by all of the terms, provisions and agreements set forth herein, with respect to all matters contemplated herein, including, without limitation, those relating to the issuance of the Notes.

        PART 2. INCORPORATION BY REFERENCE. All terms, provisions and agreements of the Standard Distribution Agreement Terms (except to the extent expressly modified herein) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. To the extent that the terms set forth herein are inconsistent with the terms of the Standard Distribution Agreement Terms, the terms set forth herein shall apply.

        PART 3. PURCHASE OF NOTES. The Agent(s) agree to purchase the Notes having the terms set forth in the Pricing Supplement for the Notes.

                   Hartford Life Global Funding Trust 2005-102
                               Omnibus Instrument

        PART 4. DELIVERY OF OPINIONS. Pursuant to Sections 4.1, 4.2 and 4.5, Hartford Life, the Trust and the Agent(s) have mutually agreed that the opinions, negative assurances and/or comfort letter, if any, set forth in Exhibit B to this Omnibus Instrument are required to be delivered on the Issuance Date.

        PART 5. ADDITIONAL TERMS. None.

        PART 6. OMNIBUS INSTRUMENT; EXECUTION AND INCORPORATION OF TERMS. The parties to this Distribution Agreement will enter into this Distribution Agreement by executing the Omnibus Instrument. By executing the Omnibus Instrument the Agents, Hartford Life and the Trust hereby agree that this Distribution Agreement will constitute a legal, valid and binding agreement between the Agents, Hartford Life and the Trust as of the date specified in the Omnibus Instrument. All terms relating to the Trust or the Notes not otherwise included in this Distribution Agreement will be as specified in the Omnibus Instrument or Pricing Supplement as indicated herein.

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                   Hartford Life Global Funding Trust 2005-102
                               Omnibus Instrument

                                    SECTION D

                             COORDINATION AGREEMENT

        THIS COORDINATION AGREEMENT, dated as of the Formation Date, is entered into by and among Hartford Life, the Trust, the Indenture Trustee, JPMorgan Chase Bank, N.A., as Paying Agent ("JPMorgan") and the Administrator.

                              W I T N E S S E T H:
                              -------------------

        WHEREAS, the Trust will enter into the Funding Agreement with Hartford Life dated as of the Issuance Date;

        WHEREAS, the Agent(s) have agreed to sell the Notes in accordance with the Registration Statement; and

        WHEREAS, the Trust intends to issue the Notes in accordance with the Indenture and to transfer the Funding Agreement to the Indenture Trustee in accordance with the Indenture to secure payment of the Notes.

        NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as follows:

        PART 1. AGREEMENT TO BE BOUND. Hartford Life, the Trust, the Indenture Trustee and JPMorgan each hereby agrees to be bound by all of the terms, provisions and agreements set forth herein, with respect to all matters contemplated herein, including, without limitation, those relating to the issuance of the Notes.

        PART 2. DELIVERY OF THE FUNDING AGREEMENT. The Trust hereby authorizes the Indenture Trustee to receive the Funding Agreement from Hartford Life pursuant to the Assignment of the Funding Agreement (the "Assignment"), to be entered into on the Issuance Date, and included in the closing instrument dated as of the Issuance Date (the "Closing Instrument").

        PART 3. ISSUANCE AND PURCHASE OF THE NOTES. Delivery of the Funding Agreement to the Indenture Trustee pursuant to the Assignment of the Funding Agreement shall be confirmation of payment by the Trust for the Funding Agreement. The Trust hereby directs the Indenture Trustee, upon receipt of the Funding Agreement pursuant to the Assignment, (a) to authenticate the Notes in accordance with the Indenture and (b) to (i) deliver each relevant Note to the clearing system or systems identified in each such Note, or to the nominee or custodian of such clearing system, for credit to such accounts as the Agent(s) may direct, or (ii) deliver each relevant Note to the purchasers thereof as identified by the Agent(s).

        PART 4. DIRECTIONS REGARDING PERIODIC PAYMENTS. The Paying Agent will receive, and the Indenture Trustee as registered owner of the Funding Agreement as collateral securing payments on the Notes, acknowledges that the Paying Agent will receive payments on the Funding Agreement on behalf of the Trust and the Indenture Trustee. The Trust and the Indenture Trustee hereby direct the Paying Agent to use such funds to make payments on behalf of the Trust and the Indenture Trustee pursuant to the Trust Agreement and the Indenture. The Paying Agent agrees to deliver to Hartford Life for filing as an exhibit to the Trust's Annual Report on Form 10-K, filed under the Securities Exchange Act of 1934, as amended, an Annual Funds Application Statement in the form attached hereto as Exhibit C.

        PART 5. MATURITY OF THE FUNDING AGREEMENT. Upon the maturity of the Funding Agreement and the return of funds thereunder, the Trust and the Indenture Trustee hereby direct the Paying Agent to set aside from such funds an amount sufficient for the repayment of the outstanding principal on the Notes when due.

                   Hartford Life Global Funding Trust 2005-102
                               Omnibus Instrument

        PART 6. ACKNOWLEDGEMENT OF PRIOR AGREEMENTS. The Trust hereby acknowledges, agrees to and become a party to each of the Administrative
Services Agreement, the License Agreement, and the Expense and Indemnity Agreement related to the Delaware Trustee. The Administrator hereby acknowledges the formation of the Trust and affirms its obligations to provide services to the Trust as set forth in the Administrative Services Agreement.

        The Trust, the Administrator and the Delaware Trustee each hereby agrees that solely with respect to the Trust and the Notes, references in the Administrative Services Agreement to "JPMorgan Chase Bank, N.A." as Indenture Trustee are hereby amended to read "Law Debenture Trust Company of New York".

        PART 7. CERTIFICATES. Hartford Life and the Trust each hereby agree to deliver, on a quarterly basis, such certificate(s) as are required by any rating agency then rating the Program.

        PART 8. NO ADDITIONAL LIABILITY. Nothing in this agreement shall impose any liability or obligation on the part of any party to this agreement to make any payment or disbursement in addition to any liability or obligation such party has under the Issuance Documents or any other agreements related to the Program, except to the extent that a party has actually received funds which it is obligated to disburse pursuant to this agreement.

        PART 9. NO CONFLICT. This Coordination Agreement is intended to be in furtherance of the agreements reflected in the documents related to the Issuance Documents, and not in conflict. To the extent that a provision of this Coordination Agreement conflicts with the provisions of one or more Issuance Documents, the provisions of such documents shall govern.

        PART 10. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

        PART 11. SEVERABILITY. If any provision in this agreement shall be invalid, illegal or unenforceable, such provisions shall be deemed severable from the remaining provisions of this agreement and shall in no way affect the validity or enforceability of such other provisions of this agreement.

        PART 12. OMNIBUS INSTRUMENT; EXECUTION AND INCORPORATION OF TERMS. The parties to this Coordination Agreement will enter into this Coordination Agreement by executing the Omnibus Instrument. By executing the Omnibus Instrument, each party hereto agrees that this Coordination Agreement will constitute a legal, valid and binding agreement by and among Hartford Life, the Trust, the Indenture Trustee and JPMorgan Chase Bank, N.A., as Paying Agent, as of the Issuance Date. All terms relating to the Trust or the Notes not otherwise included in this Coordination Agreement will be as specified in the Omnibus Instrument or Pricing Supplement as indicated in the Omnibus Instrument.

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                   Hartford Life Global Funding Trust 2005-102
                               Omnibus Instrument
                                        8

                                    SECTION E

                        MISCELLANEOUS AND EXECUTION PAGES

        Notwithstanding any other provisions of this Omnibus Instrument, no amendment to this Omnibus Instrument may be made if such amendment would cause the Trust not to be disregarded or treated as a grantor trust (assuming the Trust were not disregarded) for U.S. federal income tax purposes.

        This Omnibus Instrument may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

        Each signatory, by its execution hereof, does hereby become a party to each of the agreements identified for such party as of the date specified in such agreements.

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                   Hartford Life Global Funding Trust 2005-102
                               Omnibus Instrument

IN WITNESS WHEREOF, the undersigned have executed this Omnibus instrument.



                                HARTFORD LIFE INSURANCE COMPANY (in executing below agrees and becomes a party to (i) the Distribution Agreement set forth in Section C herein, and (ii) the Coordination Agreement set forth in Section D herein.)

                                By: /s/ Ken McCullum
                                    --------------------
                                    Name: Ken McCullum
                                    Title: VP, IIP



                   Hartford Life Global Funding Trust 2005-102
                               Omnibus Instrument

IN WITNESS WHEREOF, the undersigned have executed this Omnibus instrument.



                                HARTFORD LIFE GLOBAL FUNDING TRUST 2005-102 in executing below agrees and becomes a party to
                                (i) the indenture set forth in Section B herein,
                                (ii) the Distribution Agreement set forth in Section C herein and (iii) the Coordination Agreement set forth in Section D herein).

                                By:   Wilmington  Trust  Company,   not  in  its
                                individual   capacity  but  solely  as  Delaware
                                Trustee.


                                By: /s/ Jeanne M. Oller
                                    -----------------------
                                    Name:           JEANNE M. OLLER
                                    Title: SENIOR FINANCIAL SERVICES OFFICER



                                WILMINGTON TRUST COMPANY, in executing below agrees and becomes a party to the Trust Agreement set forth in Section A herein, not in its individual capacity but solely as Delaware Trustee.


                                By: /s/ Jeanne M. Oller
                                    -----------------------
                                    Name:           JEANNE M. OLLER
                                    Title: SENIOR FINANCIAL SERVICES OFFICER



                   Hartford Life Global Funding Trust 2005-102
                               Omnibus Instrument

IN WITNESS WHEREOF, the undersigned have executed this Omnibus instrument.



                                AMACAR PACIFIC CORP. in executing below agrees and becomes a party to (i) the Trust Agreement set forth in Section A herein in its capacity as Trust Beneficial Owner and Administrator and
                                (ii) the  Coordination  Agreement  set  forth in
                                Section   D   herein   in   its    capacity   as
                                Administrator.

                                By: /s/ Douglas K. Johnson
                                    ---------------------------
                                    Name:  Douglas K. Johnson
                                    Title: President

                   Hartford Life Global Funding Trust 2005-102
                               Omnibus Instrument

IN WITNESS WHEREOF, the undersigned have executed this Omnibus instrument.



                                JPMORGAN CHASE BANK, N.A. in executing below agrees and becomes a party to (i) the Indenture set forth in Section B herein in its capacity as Registrar, Transfer Agent, Paying Agent and Calculation Agent, and (ii) the Coordination Agreement, set forth in Section D herein in its capacity as Paying Agent.


                                By: /s/ Albert P. Mari, Jr.
                                    ----------------------------
                                    Name:  Albert P. Mari, Jr.
                                    Title: Vice President



                                LAW DEBENTURE TRUST COMPANY OF NEW YORK, in executing below, agrees and becomes a party to
                                (i) the indenture set forth in Section B herein in its capacity as Indenture Trustee and (ii) the Coordination Agreement, as set forth in Section D herein in its capacity as Indenture Trustee.


                                By: /s/ Adam Berman
                                    ----------------------------
                                    Name:  Adam Berman
                                    Title: Vice President



                   Hartford Life Global Funding Trust 2005-102
                               Omnibus Instrument

IN WITNESS WHEREOF, the undersigned have executed this Omnibus instrument.



                                J.P. MORGAN SECURITIES INC. in executing below agrees and becomes a party to the Distribution Agreement set forth in Section C herein on behalf of itself and each of the agents named in the Pricing Supplement.


                                By: /s/ Stephen L. Sheiner
                                    ----------------------------
                                    Name:  STEPHEN L. SHEINER
                                    Title: VICE PRESIDENT



                   Hartford Life Global Funding Trust 2005-102
                               Omnibus Instrument

IN WITNESS WHEREOF, the undersigned have executed this Omnibus instrument.



                                BANC OF AMERICA SECURITIES LLC in executing below agrees and becomes a party to the Distribution Agreement set forth in Section C herein on behalf of itself and each of the agents named in the Pricing Supplement.


                                By: /s/ Lily Chang
                                    ----------------------------
                                    Name:  Lily Chang
                                    Title: Principal



                   Hartford Life Global Funding Trust 2005-102
                               Omnibus Instrument

Pricing Supplement No. 42 dated August 11, 2005.
(To Prospectus dated April 15, 2005 and Prospectus
Supplement dated May 5, 2005)
This Pricing Supplement consists of 8 pages.

                                                Filed pursuant to Rule 424(b)(5)
                                                             File No. 333-123441

                         HARTFORD LIFE INSURANCE COMPANY
                                    DEPOSITOR

                            SECURED MEDIUM-TERM NOTES
                                 ISSUED THROUGH

                   HARTFORD LIFE GLOBAL FUNDING TRUST 2005-102

               EXTENDIBLE FLOATING RATE NOTES DUE AUGUST 15, 2007


The description in this Pricing Supplement of the particular terms of the Secured Medium-Term Notes offered hereby and the Funding Agreement sold by Hartford Life Insurance Company to the Trust specified herein supplements the description of the general terms and provisions of the Notes and the Funding Agreements set forth in the accompanying Prospectus and Prospectus Supplement, to which reference is hereby made.

                        PROVISIONS RELATING TO THE NOTES

Principal Amount:               $400,000,000                     Type of Interest Rate:  [ ] Fixed  [X] Floating

Price to Public:                100%                             If Fixed Rate Notes:  Not applicable.

Net Proceeds to Trust:          $399,830,000                           Interest Rate:  Not applicable.

CUSIP Number:                   41659EEE3                        If Floating Rate Notes:  Initial Interest Rate: The
                                                                 Initial Interest Rate for the Notes offered by this
Agent's Discount:               0.0425%                          Pricing Supplement will be three month LIBOR plus
                                                                 0.03%, determined in accordance with the provisions of
Issuance Date:                  August 18, 2005                  this Pricing Supplement and the Prospectus Supplement
                                                                 on the second London Banking Day immediately preceding
Stated Maturity Date:           The Initial Stated Maturity      the Issuance Date.
Date, the Final Stated Maturity Date or any other maturity
date resulting from the failure to elect to extend the           Base Rate:  [ ] CD Rate      [ ] Commercial Paper Rate
maturity of all or a portion of the Notes (as set forth in                   [ ] CMT Rate     [ ] Federal Funds Rate
the attached schedule).                                                      [X] LIBOR        [ ] Treasury Rate
                                                                             [ ] Prime Rate   [ ] Other (See Attached)


Initial Stated Maturity Date:   August 15, 2007, or              If LIBOR:  [ ] LIBOR Reuters Page
if such day is not a Business Day, the immediately                          [X] LIBOR Telerate Page: 3750.
preceding Business Day.                                                     Designated LIBOR Currency:  U.S. Dollars

Final Stated Maturity Date:     November 15, 2010, or,           If CMT Rate, Telerate Page:   [ ] 7051      [ ] 7052
if such day is not a Business Day, the immediately                    If 7052:   [ ] Weekly Average     [ ] Monthly Average
preceding Business Day.                                               Designated CMT Maturity Index:

Initial Interest Payment Date:  November 15, 2005;               Interest Reset Dates: The 15th of each February, May, August
provided that if such day is not a Business Day, such            and November; provided that if such day is not a
Interest Payment

Date will be the next succeeding day that is a                   Business Day, such Interest Reset Date will be the next
Business Day, unless that succeeding Business Day                succeeding day that is a Business Day, unless that succeeding
would fall in the next calendar month, in which case             Business Day would fall in the next calendar month, in which
such Interest Payment Date will be the                           case such Interest Reset Date will be the immediately
immediately preceding Business Day.                              preceding Business Day.


Interest Payment Dates:    The 15th day of each February,        Initial Interest Reset Date:  November 15, 2005;
May, August and November; provided that (1) if such              provided that if such day is not a Business Day, such
Interest Payment Date (other than the maturity date) is          Interest Reset Date will be the next succeeding day
not a Business Day, such Interest Payment Date will be the       that is a Business Day, unless that succeeding Business
next succeeding day that is a Business Day, unless that          Day would fall in the next calendar month, in which
succeeding Business Day would fall in the next calendar          case such Interest Reset Date will be the immediately
month, in which case such Interest Payment Date will be          preceding Business Day.
the immediately preceding Business Day and (2) the final
Interest Payment Date of any Note will be the maturity           Index Maturity:  Three Month.
date of such Note.
                                                                 Interest Rate Determination Dates:  As specified in the
Specified Currency:        U.S. Dollars.                              Prospectus Supplement for the indicated base rate.

Regular Record Dates:      15 days prior to each Interest
                           Payment Date.                                          [Intentionally Left Blank]

Day Count Convention:   As specified in the Prospectus
                        Supplement for the indicated
                        base rate.

Computation of Interest:  As specified in the                    Spread: See attached schedule
    Prospectus Supplement for the indicated base rate.           Spread Multiplier:  N/A.
                                                                 Maximum Interest Rate:      None.
Authorized Denominations:    $1,000 integral amounts.            Minimum Interest Rate:      None.

Optional Redemption:   Yes [ ]       No [X]                      Floating Rate/Fixed Rate Note:   [ ] Yes   [X] No. If yes:
    Optional Redemption Date:  Not applicable.                        Fixed Rate:
    Initial Redemption Percentage:  Not Applicable                    Fixed Rate Commencement Date:
    Annual Percentage Reduction:  Not Applicable
    Redemption may be:     [ ]  In whole only.                   Inverse Floating Rate Note [ ] Yes [X] No.  If yes,
                           [ ]  In whole or in part.                 Fixed Interest Rate:

Optional Repayment:  [ ] Yes [X] No
     Optional Repayment Dates:                                   Sinking Fund:  None.

Amortizing Note:  [ ] Yes (See attached)  [X] No                 Calculation Agent:  JPMorgan Chase Bank, N.A.

Discount Note:  [ ] Yes  [X] No   If Yes:                        Exchange Rate Agent:  None.
   Total Amount of Discount:
   Yield to Maturity:                                            Securities Exchange Listing:  None.

Agents: (principal amount purchased) J.P. Morgan                 Additional Amounts to be Paid: [ ] Yes [X] No
Securities Inc. ($300,000,000)/Banc of America Securities,
LLC. ($100,000,000)                                              Special Tax Considerations: See attached schedule.
Other Provisions Relating to the Notes: See attached
schedule.

Note: Notwithstanding anything to the contrary in the Prospectus or the Prospectus Supplement, the Indenture Trustee with respect to the Notes will be Law Debenture Trust Company of New York.

                  INFORMATION RELATING TO THE FUNDING AGREEMENT

Funding Agreement Provider:  Hartford Life Insurance             Type of Interest Rate: [ ] Fixed [X] Floating
                             Company
                                                                 If Fixed Rate Funding Agreement:  Interest Rate:

Funding Agreement:           FA-405102                           If Floating Rate Funding Agreement:  Initial Interest
                                                                 Rate: The Initial Interest Rate for the Funding
Contract Payment:          $400,000,015                          Agreement offered by this Pricing Supplement will be
                                                                 three month LIBOR plus 0.03%, determined in accordance
Deposit Amount :           $399,830,015                          with the provisions of this Pricing Supplement and the
(if different from Contract Payment)                             Prospectus Supplement  on the second London Banking Day
                                                                 immediately preceding the Issuance Date.
Effective Date:            August 18, 2005
                                                                 Base Rate:  [ ] CD Rate       [ ] Commercial Paper Rate
Stated Maturity Date:      November 15, 2010                                 [ ] CMT Rate      [ ] Federal Funds Rate
                                                                             [X] LIBOR         [ ] Treasury Rate
Initial Interest Payment Date: November 15, 2005; provided                   [ ] Prime Rate    [ ] Other (See Attached)
that if such day is not a Business Day, such Interest
Payment Date will be the next succeeding day that is a
Business Day, unless that succeeding Business Day would
fall in the next calendar month, in which case such
Interest Payment Date will be the immediately preceding
Business Day.

Interest Payment Dates:    The 15th day of each February,            If LIBOR:  [ ] LIBOR Reuters Page
May, August and November; provided that (1) if such                             [X] LIBOR Telerate Page: 3750.
Interest Payment Date (other than the redemption payment                        Designated LIBOR Currency:  U.S. Dollar.
date specified in the schedule) is not a Business Day,
such Interest Payment Date will be the next succeeding day
that is a Business Day, unless that succeeding Business              If CMT Rate, Telerate Page:   [ ] 7051    [ ] 7052
Day would fall in the next calendar month in which case                         If 7052:  [ ] Weekly Average   [ ] Monthly Average
such Interest Payment Date will be the immediately                                Designated CMT Maturity Index:
preceding Business Day and (2) the final Interest Payment
Date for the applicable portion of the Funding Agreement
will be the Stated Maturity Date or the redemption payment
date specified in the schedule.                                  Interest Reset Dates:     The 15th of each February,
                                                                 May, August and November; provided that if such day is
Specified Currency:                 U.S. Dollars.                not a Business Day, such Interest Reset Date will be
                                                                 the next succeeding day that is a Business Day, unless
Day Count Convention:    As specified in the Prospectus          that succeeding Business Day would fall in the next
                     Supplement for the indicated base rate.     calendar month, in which case such Interest Reset Date
                                                                 will be the immediately preceding Business Day.

Computation of Interest:     As specified in the Prospectus      Initial Interest Reset Date:  November 15, 2005;
                     Supplement for the indicated base rate.     provided that if such day is not a Business Day, such
                                                                 Interest Reset Date will be the next succeeding day
                                                                 that is a Business Day, unless that succeeding Business
Optional Redemption:   Yes [ ] No [X]                            Day would fall in the next calendar month, in which
Optional Redemption Date:   Not applicable.                      case such Interest Reset Date will be the immediately
Initial Redemption Percentage:   Not applicable.                 preceding Business Day.
Annual Percentage Reduction:    None.
Redemption may be:   [ ]  In whole only.                         Index Maturity:  Three  month.
                     [ ]   In whole or in part.
                                                                 Interest Rate Determination Date:  As specified in the
Other Redemption Terms: Not applicable.                          Prospectus Supplement for the indicated base rate.

Optional Repayment:  [  ] Yes [X ] No
   Optional Repayment Dates:

                                                                 Spread: See attached schedule.

Discount Funding Agreement:  [ ] Yes   [X] No.  If yes:        Spread Multiplier:     N/A.
         Total Amount of Discount:                               Maximum Interest Rate:     None.
Yield to Maturity:                                               Minimum Interest Rate:     None.

Additional Amounts to be Paid:  [ ] Yes [X] No                 Floating Rate/Fixed Rate Funding Agreement:  [ ] Yes  [X] No
                                                                  If yes:     Fixed Rate:
Amortizing Funding Agreement:   [ ] Yes  (See attached)                       Fixed Rate Commencement Date:
                                [X] No
                                                               Inverse Floating Rate Funding Agreement: [ ] Yes [X] No
Special Tax Considerations:         None                          If yes:     Fixed Interest Rate:

Other Provisions Relating to the Funding Agreement: See attached schedule.

Note: The Opinion regarding the enforceability of the Funding Agreement and the related Consent of Counsel for Hartford Life Insurance Company is given by Richard J. Wirth, Assistant Vice President and Senior Counsel..

                    INFORMATION PERTAINING TO THE RATINGS OF
                       THE NOTES AND THE FUNDING AGREEMENT


It is anticipated that, as of August 11, 2005, both the Notes and the Funding Agreement will be rated by the indicated rating agencies as follows:
                  Standard & Poor's:  AA-            Moody's: Aa3
                  A.M. Best: aa-                     Fitch: AA

The Moody's rating also extends to the Program under which the Notes are issued.

                        SCHEDULE OF ADDITIONAL PROVISIONS

                          PROVISIONS RELATING TO NOTES

EXTENSION ELECTION:

         The Notes will mature on the Initial Stated Maturity Date, unless the maturity of all or any portion of the principal amount of the Notes is extended in accordance with the procedures described below. In no event will the maturity of the Notes be extended beyond the Final Stated Maturity Date.

         During a notice period relating to an Election Date (as defined below) you may elect to extend the maturity of all or any portion of the principal amount of your Notes (in any multiple of $1,000) so that the maturity of your Notes will be extended to the Corresponding Maturity Date (as defined below) for the immediately following Election Date; provided, however, if such maturity date is not a Business Day, the maturity of such Notes will be the immediately preceding Business Day. The Election Dates are the 15th day of each February, May, August and November, or, if such day is not a Business Day, the next day that is a Business Day, commencing on November 15, 2005 and ending on November 15, 2008. The respective Corresponding Maturity Date for each Election Date is the 15th day of the 24th calendar month following the Election Date for which an election to extend is made. If no election is made, the maturity date of the Notes is the Corresponding Maturity Date for the immediately preceding Election Date. For example, if you do not elect to extend a portion of your Notes on the Election Date of November 15, 2005, such portion of your Notes will mature on August 15, 2007. Similarly, if you elect to extend a portion of your Notes on the Election Date of November 15, 2005, such portion of your Notes will then be scheduled to mature (barring a subsequent valid election) on November 15, 2007.

         To make an effective election, you must deliver a notice of election during the notice period for an Election Date. The notice period for an Election Date begins on the sixth Business Day prior to the Election Date and ends on the Business Day immediately preceding the Election Date. Your notice of election must be delivered to JPMorgan Chase Bank, N.A., the Paying Agent for the Notes, through the normal clearing system channels described in more detail below, no later than the close of business in New York City on the last Business Day in the notice period, at which time such notice becomes irrevocable.


SPREAD:

         The spread for the Notes for the indicated periods is as follows:

                  PERIOD                                                                              SPREAD
                  ------                                                                              ------
     From and including the Issuance Date to but not including August 15, 2006                        + 0.03%
     From and including August 15, 2006 to but not including August 15, 2007                          + 0.04%
     From and including August 15, 2007 to but not including August 15, 2008                          + 0.05%
     From and including August 15, 2008 to but not including August 15, 2009                          + 0.06%
     From and including August 15, 2009 to the Final Stated Maturity Date                             + 0.07%

         If, with respect to any Election Date, you do not make an election to extend the maturity of all or a portion of the principal amount of your Notes, the principal amount of the Notes for which you have failed to make such an election will become due and payable on the earlier of the Initial Stated Maturity Date or such later Corresponding Maturity Date related to the relevant Election Date on which the Notes were not extended, or, if such day is not a Business Day, the immediately preceding Business Day. The principal amount of the Notes for which such election is not exercised will be represented by a new
Note issued on such Election Date. The Note so issued will have the same terms as the Notes, except that it will not be extendible, will have a separate CUSIP number and its maturity date will be the earlier of the Initial Stated Maturity Date or such later Corresponding Maturity Date related to the relevant Election Date on which the Notes were not extended, or, if such date is not a Business Day, the immediately preceding Business Day. The failure to elect to extend the maturity of all or any portion of the Notes will be irrevocable and will be binding upon any subsequent holder of such Notes.

         The Notes are issued in registered global form and remain on deposit with DTC, the depositary for the Notes. Therefore, you must exercise the option to extend the maturity of your Notes through the depositary. To ensure that the depositary receives timely notice of your election to extend the maturity of all or a portion of your Notes, so that it can deliver notice of your election to the Paying Agent prior to the close of business in New York City on the last Business Day in the notice period, you must instruct the direct or indirect participant through which you hold an interest in the Notes in accordance with the then applicable operating procedures of the depositary.

         The depositary must receive any notice of election from its participants no later than 12:00 noon (New York City time) on the last Business Day in the notice period for the depositary to deliver timely notice of your election to the Paying Agent. Different firms have different deadlines for accepting instructions from their customers. You should consult the direct or indirect participant through which you hold an interest in the Notes to ascertain the deadline for ensuring that timely notice will be delivered to the depositary.


                SPECIAL TAX CONSIDERATIONS RELATING TO THE NOTES

         The following discussion is based on the opinion of Sidley Austin Brown & Wood LLP, special tax counsel to Hartford Life Insurance Company ("SPECIAL TAX COUNSEL") and supplements the general discussion of certain U.S. federal income tax considerations contained in the accompanying Prospectus Supplement.

         As more fully discussed in the accompanying Prospectus Supplement, Hartford Life Insurance Company intends to take the position, for U.S. federal income tax purposes, that the Trust will be disregarded. In addition, the Funding Agreement will provide that the Trust and Hartford Life Insurance Company each agree to disregard the Funding Agreement for U.S. federal income tax purposes. Together, these positions, if accepted by the courts and the Internal Revenue Service (the "IRS"), will result in the Notes being treated for U.S. federal income tax purposes as indebtedness of Hartford Life Insurance Company (the "INTENDED TAX CHARACTERIZATION"). Each holder of a Note (or any beneficial interest therein), by acceptance of the Note (or beneficial interest therein), agrees to treat the Trust and the Note consistently with the Intended Tax Characterization. The remainder of this discussion assumes that the Intended Tax Characterization is correct.

         An election to extend the maturity of all or any portion of the principal amount of the Notes in accordance with the procedures described herein should not be a taxable event for U.S. federal income tax purposes. This conclusion is based, in part, upon the Treasury Regulations governing original issue discount on debt instruments (the "OID REGULATIONS").

         Pursuant to Treasury Regulations governing modifications to the terms of debt instruments (the "MODIFICATION REGULATIONS"), the exercise of an option by a holder of a debt instrument to defer any scheduled payment of principal is a taxable event if, based on all the facts and circumstances, such deferral is considered material under the Modification Regulations. The Modification Regulations do not specifically address the unique features of the Notes (including their economic equivalence to an approximately five-year debt instrument containing holder put options). However, under the OID Regulations, for purposes of determining the yield and maturity of a debt instrument that provides the holder with an unconditional option or options, exercisable on one or more dates during the term of the debt instrument, that, if exercised, require payments to be made on the debt instrument under an alternative payment schedule or schedules (e.g., an option to extend the maturity of the debt instrument), a holder is deemed to exercise or not exercise an option or combination of options in a manner that maximizes the yield on the debt instrument. Since the spread will periodically increase during the term of the Notes from an initial amount equal to + 0.03% to an amount equal to + 0.07%, under the OID Regulations, as of the Issuance Date, original holders of the Notes should be deemed to elect to extend the maturity of all of the principal amount of the Notes to the Final Stated Maturity Date. Accordingly, under the OID Regulations, the Final Stated Maturity Date should be treated as the maturity date of the Notes for U.S. federal income tax purposes. Although it is unclear how the OID Regulations should apply in conjunction with the Modification Regulations to the Notes, Special Tax Counsel is of the opinion that, based upon the OID Regulations, an election to extend the maturity of all or any portion of the principal amount of the Notes in accordance with the procedures described herein should not be a taxable event for U.S. federal income tax purposes. In addition, the Notes should not constitute contingent payment debt instruments that would be subject to certain Treasury Regulations governing contingent payment obligations (the "CONTINGENT PAYMENT REGULATIONS").

         Under the treatment described above, the Notes should be treated as having been issued with de minimis original issue discount. Therefore, the Notes should not be treated as having been issued with original issue discount for U.S. federal income tax purposes.

         Prospective investors should note that, in particular because of the absence of authority directly addressing the unique features of the Notes, no assurance can be given that the IRS will accept, or that the courts will uphold, the characterization and the tax treatment of the Notes described above. If the IRS were successful in asserting that an election to extend the maturity of all or any portion of the principal amount of the Notes is a taxable event for U.S. federal income tax purposes, then holders of the Notes would be required to recognize any gain inherent in the Notes at the time of such an election. Also, if the IRS were successful in asserting that the Notes were subject to the Contingent Payment Regulations, the timing and character of income thereon would be affected. Among other things, holders of the Notes may be required to accrue original issue discount income, subject to adjustments, at a "comparable yield" on the issue price. Furthermore, any gain recognized with respect to the Notes would generally be treated as ordinary income. The foregoing is a summary of the views of Special Tax Counsel and is not to be construed as tax advice for the benefit of investors. Prospective investors should consult their own tax advisors regarding the U.S. federal income tax consequences of an investment in, and extending the maturity of, the Notes.

         Prospective investors should also consult the general discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Notes contained in the section called "Material United States Federal Income Tax Considerations" in the accompanying Prospectus Supplement.


                    PROVISIONS RELATING TO FUNDING AGREEMENT

         The spread for the Funding Agreement for the indicated periods is as follows:

                  PERIOD                                                                              SPREAD
                  ------                                                                              ------
     From and including the Issuance Date to but not including August 15, 2006                        + 0.03%
     From and including August 15, 2006 to but not including August 15, 2007                          + 0.04%
     From and including August 15, 2007 to but not including August 15, 2008                          + 0.05%
     From and including August 15, 2008 to but not including August 15, 2009                          + 0.06%
     From and including August 15, 2009 to the Final Stated Maturity Date                             + 0.07%

In the event that the maturity date of a portion or all of the Notes is not extended, then the Trust will be required, no later than three Business Days from the applicable Election Date (as defined above), to provide notice of redemption regarding the applicable portion or all of the Funding Agreement, as applicable. Such notice will indicate (1) the redemption payment date (which will be the same date as the relevant Corresponding Maturity Date, as defined above), (2) the redemption price (which shall be the face amount of the Funding Agreement to be redeemed plus any accrued interest) and (3) if a portion of the Funding Agreement is to be redeemed, the face amount of the portion of the Funding Agreement to be redeemed on the redemption payment date. Such notice will be irrevocable.

CAPITALIZED TERMS USED IN THE SCHEDULE TO THIS PRICING SUPPLEMENT WHICH ARE OTHERWISE NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE PRICING SUPPLEMENT OR THE PROSPECTUS SUPPLEMENT, AS APPLICABLE.

                  [Remainder of Page Intentionally Left Blank]

                                    EXHIBIT B

                          RATINGS; REQUIRED DELIVERIES

Ratings:
--------

In connection with Section 1.1.3 of the Distribution Agreement, the Program under which the Notes are issued, as well as the Notes, are anticipated to be rated Aa3 by Moody's and the Notes are rated AA- by S&P. In connection with
Section 1.3.10 of the Distribution Agreement, the Company's financial strength rating is Aa3 by Moody's, AA- by S&P, aa- by A.M. Best, and AA by Fitch.

Required Deliveries:
--------------------

Pursuant to Section 4.1, 4.2 and/or 4.5 of the Distribution Agreement the following opinions, negative assurances and/or comfort letter are required to be delivered on the Issuance Date (as defined in the Omnibus Instrument):

None.


                   Hartford Life Global Funding Trust 2005-102
                               Omnibus Instrument

                 EXHIBIT C - ANNUAL FUNDS APPLICATION STATEMENT

I, _______________________, being a duly appointed officer of JPMorgan Chase Bank, N.A. ("Paying Agent"), do hereby certify on behalf of the Paying Agent, that:


1. I have reviewed and examined the application by the Paying Agent on behalf of Law Debenture Trust Company of New York (the "Indenture Trustee"), during the fiscal year ending o; of trust money collected by the Paying Agent on behalf of the Indenture Trustee pursuant to
         Section 5.02 of the Indenture, pursuant to which the trust's notes (the "Notes") were issued; and


2. Based on my review and examination, to the best of my knowledge, during such fiscal year, the trust money collected by the Paying Agent on behalf of the Indenture Trustee was properly applied, pursuant to
         Section 5.02 of the Indenture.

Nothing herein shall constitute a representation as to the proper application by the registered holder of the Notes or the trust of the trust monies received by it.

JPMorgan Chase Bank, N.A. as Paying Agent

By:__________________________________
    Name:
    Title:


Date:________________________________



                   Hartford Life Global Funding Trust 2005-102
                               Omnibus Instrument
                                       25